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                                                                  EXHIBIT (a)(4)

                      LIGAND PHARMACEUTICALS INCORPORATED

     OFFER TO EXCHANGE EACH OUTSTANDING ALRT WARRANT FOR THE PURCHASE OF COMMON STOCK OF LIGAND PHARMACEUTICALS INCORPORATED TOGETHER WITH $7.12 IN CASH FOR EACH SHARE FOR WHICH SUCH WARRANTS ARE EXERCISABLE, FOR ONE SHARE OF COMMON STOCK OF LIGAND PHARMACEUTICALS INCORPORATED AND $1.12 IN CASH.

     THE OFFER WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON DECEMBER 18, 1999, UNLESS EXTENDED (THE "OFFER EXPIRATION DATE").

     TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE OFFER EXPIRATION DATE.

                                                               November 19, 1999

To Our Clients:

     Enclosed for your consideration is the Offer to Exchange and form of Letter of Transmittal relating to the offer of Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), to exchange certain of the Company's outstanding warrants for the purchase of its common stock, par value $0.001 per share (the "Common Stock"). The Exchange Offer relates to warrants (the "Warrants" or "ALRT Warrants") originally issued in a public offering with Allergan Ligand Retinoid Therapeutics, Inc. for the purchase of the Company's Common Stock at an exercise price of $7.12 per share. The Company offers to exchange any outstanding Warrants together with the payment to the Company of $7.12 per share for which the Warrants are exercisable into, for the number of newly issued shares of Common Stock issuable thereunder and $1.12 cash per share, net, without interest all upon the terms and subject to the conditions set forth in the Offer to Exchange and in the accompanying Letter of Transmittal (the terms of which constitute the "Exchange Offer").

     This material is being forwarded to you as the beneficial owner of Warrants carried by us in your account but not registered in your name.

     WE ARE THE HOLDER OF RECORD OF THE WARRANTS HELD FOR YOUR ACCOUNT. AS THE HOLDER OF RECORD OF YOUR WARRANTS ONLY WE, PURSUANT TO YOUR INSTRUCTIONS, CAN TENDER YOUR WARRANTS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER WARRANTS HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender any or all Warrants held by us for your account pursuant to the terms and conditions set forth in the enclosed Offer to Exchange and the Letter of Transmittal.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Warrants in accordance with the terms of the Exchange Offer. The Exchange Offer will expire at 12:01 a.m., New York City time, on December 18, 1999, unless extended by the Company.

     If you wish to have us tender any or all of your Warrants held by us for your account, please so instruct us by completing, executing and returning to us the instruction form which appears below in this letter. An envelope to return your instructions to us is enclosed. Please forward your instructions to us as soon as possible to allow us ample time to tender your Warrants on your behalf prior to the Offer Expiration Date.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. However, the Company may, in its discretion, take such action as it may deem necessary to make the Exchange Offer in any jurisdiction and extend the Offer to holders of Warrants in such jurisdiction.
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                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
                                DTC PARTICIPANT
                             FROM BENEFICIAL OWNER

                                       OF

                      LIGAND PHARMACEUTICALS INCORPORATED
                 OUTSTANDING WARRANTS TO PURCHASE COMMON STOCK

To Registered Holder and/or DTC Participant:

     The undersigned hereby acknowledges receipt of the Offer to Exchange, dated November 19, 1999 (the "Offer to Exchange"), of Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), the terms of which, as amended or supplemented from time to time collectively constitute, the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Offer to Exchange.

     This will instruct you, the registered holder and/or DTC participant, as to action to be taken by you relating to the Exchange Offer with respect to the Warrants held by you for the account of the undersigned.

     The aggregate number of Warrants held by you for the account of the undersigned is (FILL IN AMOUNT):
--------- Warrants.

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK ONE OF THE THREE BOXES BELOW):

     [ ] TO TENDER the following Warrants held by you for the account of the undersigned (INSERT AGGREGATE NUMBER OF WARRANTS):
      --------------- and TENDER from the undersigned's account the required cash payment of $7.12 per share of Common Stock for which the Warrant(s), which the undersigned is instructing you to tender, are exercisable.

     [ ] TO TENDER the following Warrants held by you for the account of the undersigned (INSERT AGGREGATE NUMBER OF WARRANTS):
      --------------- but do NOT tender any funds on behalf of the undersigned.
         The undersigned will send the Exchange Agent a certified or cashier's check, money order or wire transfer (to the account specified for wire transfers) of the required cash payment of $7.12 per share of Common Stock for which the Warrant(s), which the undersigned is instructing you to tender, are exercisable.

     [ ] NOT TO TENDER any Warrants held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Warrants held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the under signed as a beneficial owner; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Offer to Exchange or the Letter of Transmittal to effect the valid tender of such Warrants.

                                   SIGN HERE

Signature(s):

Name of beneficial owners (please print):

Address:

Telephone number:

Account number:

Taxpayer Identification or Social Security Number:

Date: __________, 1999

     UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR OUTSTANDING WARRANTS.

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